AGREEMENT OF STOCKHOLDERS

                                   OF

            LABYRINTH COMMUNICATIONS TECHNOLOGIES GROUP, INC.


              AGREEMENT, dated July __, 1996 among American Toys,
Inc., a Delaware corporation ("Atoy"), with its executive offices located at 448 West 16th Street, New York, New York; Dr. Oliver Hilsenrath, an individual residing at 32 Essex Court, Alamo California 94507; Janvrin Holdings Limited, a Channel Islands corporation with its principal executive offices located at Jardine House, 1 Wesley Street, St. Helier, Jersey JE4 8UD Channel Islands; Enderlea Limited ("Enderlea"), a Channel Islands corporation with its principal executive offices located at Jardine House, 1 Wesley Street, St. Helier, Jersey JE4 8UD Channel Islands; Saffray
Limited ("Saffray"), a Channel Islands corporation with its principal executive offices located at Jardine House, 1 Wesley Street, St. Helier, Jersey JE4 8UD Channel Islands; Ashline Limited ("Ashline"), a Channel Islands corporation with its principal executive offices located at Jardine House, 1 Wesley Street, St. Helier, Jersey JE4 8UD Channel Islands; (the aforesaid parties, together with all subsequent owners of the capital stock of Labyrinth Communications Technologies Group, Inc., being hereinafter referred to collectively as "Stockholders" and individually as a "Stockholder"); and Labyrinth Communications Technologies Group, Inc., a Delaware corporation, having its principal place of business at ADP One, Suite 270, Crow Canyon Place, San Ramon, CA 94583-1300 (the
"Corporation").


                          W I T N E S S E T H :

              WHEREAS, the Stockholders are the owners of the shares of the capital stock of the Corporation listed in Exhibit A hereto, being all of the issued and outstanding stock of the Corporation (said shares, together with any other shares of capital stock of the Corporation hereafter issued and outstanding, being hereinafter referred to as the "Shares"); and

              WHEREAS, Dr. Oliver Hilsenrath, the Corporation and
American Toys, Inc., have entered into a stock purchase agreement dated July 10, 1996 (the "Purchase Agreement"); and

              WHEREAS, Enderlea, Saffray and Ashline have subscribed to purchase an aggregate of 79,000 shares of the Corporation, pursuant to subscription agreements (the "Subscription Agreements") for aggregate proceeds of $948,000; and

              WHEREAS, pursuant to the Purchase Agreement and the Subscription Agreements, the Parties have agreed to execute a stockholders agreement; and

              WHEREAS, the parties hereto desire to set forth their agreement with respect to the Shares.

              NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


1.  Restrictions on Transfers of Shares

       (a) No Stockholder shall, directly or indirectly, sell, donate, pledge, hypothecate, encumber or otherwise transfer all or any part of the Shares now or hereafter owned by him without complying with the provisions of this Agreement.

       (b) Notwithstanding any other provision of this Agreement to the contrary, no sale, donation, pledge, hypothecation, encumbrance or other transfer of Shares shall be recognized or deemed effective unless the transferee shall execute and agree to be bound by this Agreement.

       (c) Any sale, donation, pledge, hypothecation, encumbrance or other transfer which is not in compliance with the provisions of this Agreement shall be null and void, and shall be recognized by the Corporation or the Stockholders.

2.  Voluntary Transfers of Shares.

       (a) The parties agree that there is no restriction on any Stockholder selling, donating, pledging, hypothecating, encumbering or otherwise transferring any Shares in an amount equal to or less than 10% of the outstanding Shares, on the date of sale, except that in the event such sale, combined with prior sales in any 12-month period aggregates 25% of the outstanding shares on the date of the latest proposed sale, than subparagraph (b) below shall apply.

       (b) If a Stockholder desires to sell or transfer any Shares, not in compliance with subparagraph (a) such Stockholder (the "offeror") shall give written notice thereof to the Corporation and the other Stockholders (the "offeror's notice"), which notice shall set forth the name of the proposed transferee, the proposed price or consideration to be paid or given, and all other pertinent details of the proposed sale or transfer. The offeror's notice also shall contain an offer to sell such Shares to the Corporation and the other Stockholders, in accordance with the provisions of this Article 2.

       (c) For a period of ten days after receipt of offeror's notice, the Corporation shall have the right to purchase all or a portion of the Shares offered, subject to subparagraph (e) below, for the price and upon the terms and conditions provided forin the offeror's notice, by giving notice of its intention to purchase to offeror and to the other Stockholders during the option period. The Corporation shall have the right to assign and transfer this option.

       (d) If the Corporation fails, refuses or is legally unable to exercise its option to purchase all or any part of the Shares offered within the initial option period, the Stockholders shall have the right to purchase all or a portion of the Shares offered, subject to subparagraph (e) below, not purchased by the Corporation, for the price and upon the terms and conditions provided for in the offeror's notice, by giving notice of intention to purchase to the offeror and all other parties hereto within ten days after the expiration of the initial option period. Each of the other Stockholders shall have the right to purchase that portion of the Shares offered and not purchased by the Corporation as the number of Shares owned by each bears to the total number of Shares owned by all of the Stockholders (other than the offeror). If a Stockholder does not elect to purchase his full portion of such Shares within ten days after the expiration of the initial option period, the remaining Stockholders shall have the right to purchase, in the aforesaid proportions, all of the Shares not purchased, by giving notice of intention to purchase to the offeror and all other parties hereto on or before the date which is twenty days after the expiration of the initial option period.

       (e) In the event the Corporation, the Stockholders or a combination thereof, have not agreed to purchase all the Shares offered by the offeree, then the offeree shall be allowed to sell the Shares to the offeror and not to the Corporation and Stockholders.

       (f) In the event the Corporation and/or the Stockholders agree to purchase all of the Shares offered, the consummation of the sale and the terms thereof shall comply completely with the terms of the offeror's notice, inclusive of the form of and time required for payment. In the event any of such terms are not complied with, the offeror may sell the shares to the offeree.

       (g) If the Corporation and/or the other Stockholders do not elect to purchase all of the Shares which are the subject of the offeror's notice, the offeror (subject to the provisions of Article 8 hereof) may sell, donate, pledge, hypothecate, encumber or otherwise transfer the Shares not purchased to the transferee designated in offeror's notice, for the consideration and upon the terms and conditions set forth therein. If the transfer of all Shares is not completed within the time frame specified by the offeror's notice, such Shares may not thereafter be transferred unless they again are offered to the Corporation and the other Stockholders in accordance with this Article 2.

3.  Involuntary Transfers of Shares

       (a) If the Shares of any Stockholder are involuntarily transferred to a pledgee, judgment creditor, assignee for the benefit of creditors, receiver, trustee in bankruptcy or other person, such transfer shall be deemed to constitute a notice to the corporation and the other Stockholders, as of the date of such transfer offering to sell all of the Shares effected upon the terms and conditions provided in Article 2 for a price to be determined in accordance with the provisions of subparagraph (b) below.
No pledgee, judgment creditor, assignee for the benefit of creditors, receiver, trustee in bankruptcy or other holder of Shares, without regard to the manner of acquisition of the Shares or the nature of the interest therein, shall sell, donate, pledge, hypothecate, encumber or otherwise transfer any Shares without complying with the provisions of this Agreement in the same manner as if such holder or person asserting the interest in such Shares was named as a Stockholder herein.

       (b) For purposes of purchases of Shares pursuant to the provisions of this Agreement, the purchase price for each Share shall be the fair value of each Share as determined by the Board of Directors. If the court or parties selling the Shares do not agree with the Board's decision, the parties shall appoint one appraiser to determine the value of such shares, which appraiser shall be agreed upon between the parties or appointed by a court of competent jurisdiction. All costs of any such appraisal shall be borne equally by the parties and the final decision of the appraiser shall be final.

4.  Special Provisions.

       (a) Atoys shall have the right to approve a Chief Financial Officer, which officer shall be required to countersign all checks drawn by the Corporation in excess of $5,000.

       (b) Prior to the engagement by the Corporation in any transactions with any officer, director or affiliate of the Corporation, the transaction must first be approved by a majority of the disinterested members of the Board of Directors.

       (c) No designations, rights or preferences for the issuance of any series or class of preferred stock shall be determined without the consent of all the members of the Board of Directors. The by-laws of the Company shall be amended to reflect this provision.

5.  Transactions with the Corporation

              No director or officer of the Corporation shall be disqualified by such directorship or office from dealing or contracting with the Corporation as vendor, purchaser or otherwise. No contract, transaction or act of the Corporation shall be void or voidable or affected by reason of the fact that any such director or officer, or any person, corporation, partnership or other entity in which any such director or officer has an interest or is an officer, director, stockholder or employee, whether or not such interest is adverse to the Corporation. No director or officer having such interest shall be liable to the Corporation or to any Stockholder, or creditor thereof, or to any other person or entity, for any loss incurred by it under or by reason of any such contract, transaction or act; nor shall any such director or officer be accountable for any gains or profits realized thereon. No interested director can vote to approve a contract in which they have an interest. Nothing in this Article 5 shall be deemed or construed to protect any director or officer of the Corporation against any liability to the Corporation or the holders of its Shares to which he would otherwise be subject by reason of willful misfeasance, fraud, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his directorship or office.

6.  Covenant Not To Compete

              Each of the Stockholders covenants and agrees not to establish, open, be engaged in, nor in any manner whatsoever become interested, directly or indirectly, as employee, owner, partner, agent, stockholder, director or officer, or otherwise, in any business, trade or occupation which competes with the business of the Corporation for a period of two years after the sale of his/her Shares.

7.  Legend on Certificates

              Every certificate representing the Shares shall bear the following legend:

              "The stock represented by this certificate is subject to, and may not be transferred except in accordance with, the provisions of that certain Agreement of Stockholders, dated as of July __, 1996 to which the Corporation and its Stockholders are parties, a copy of which Agreement of Stockholders is on file at the principal office of the Corporation."

8.  Issuance or Sale of Additional Shares

              The Corporation agrees that all sales of stock by the Corporation after the date hereof, whether by way of original issue or sale of treasury shares, shall first be offered to the Shareholders in proportion to their then present holdings of the Shares.

              Any additional stock issued by the Corporation shall be subject to all of the provisions of this Agreement, and shall be deemed to be included within the terms "Shares" as used herein. All sales of stock by the Corporation after the date hereof, whether by way of original issue or sale of treasury shares, shall be made upon the condition that the purchaser thereof shall agree in writing to be bound by this Agreement.

9.  Notices

              Any notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given when delivered by hand, by fax or telex, or by registered or certified mail, return receipt requested, with postage prepaid, to the party or parties to whom such notice is intended to be given at the address of such party first above written or such other address as such party may designate by notice given hereunder.

10.  Miscellaneous

       (a) This Agreement shall be governed by the laws of the State of New York. If any provision or provisions of this Agreement is found to be void or unenforceable, the remaining provisions of this Agreement shall remain binding and in full force and effect.

       (b) Wherever appropriate, the singular shall include the plural, and vice versa, and the male gender shall include the female and neuter. The captions in this Agreement are for convenience only, and shall not affect the construction of the provisions hereof.

       (c) This Agreement may be terminated, waived or modified only by a written agreement executed by the party against which enforcement of such termination, waiver or modification is sought. This Agreement merges all prior understandings of the parties hereto with respect to the subject matter hereof.

       (d) This Agreement may be executed in several counterparts, each of which shall constitute an original, but all counterparts shall constitute but one and the same agreement. The Corporation agrees that a copy of this Agreement shall be kept at the principal office of the Corporation, for inspection by the Stockholders. Any Stockholder shall have the right to inspect said copy of this Agreement and the books and records of the Corporation at reasonable times after reasonable notice.

       (e) The execution and performance of this Agreement has been duly authorized and approved by the Board of Directors of the Corporation.

       (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement shall apply to all stock and equity securities of the Corporation now or hereafter acquired by the Stockholders or any of their successors in interest.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

       American Toys, Inc.


By:    _____________________                     _____________________
       Name:                                     Dr. Oliver Hilsenrath
       Title:                                    Individual

       Saffray Limited                           Ashline Limited


By:    _____________________              By:    _____________________
       Name:                                     Name:
       Title:                                    Title:

       Enderlea Limited                          Janvrin Holdings Limited


By:    ______________________
_______________________
       Name:                                     Name:
       Title:                                    Title:

                                EXHIBIT A


Name                               Number of                Percentage
                                   Shares                   of Outstanding

Oliver Hilsenrath (1)              160,000                   16.0%
American Toys, Inc.                510,000                   51.0%
Enderlea Limited                    33,000                    3.3%
Saffray Limited                      4,000                     .4%
Ashline Limited                     42,000                    4.2%
Janvrin Holdings Limited           100,000                   10.0%
Employees (1)                      151,000                   15.1%
_________________________________

(1) The Board of Directors has authorized 151,000 shares to be issued to executive officers which are hired by the Corporation pursuant to its initial formation. In the event all such shares are not distributed to such officers which are hired, the balance of such shares shall be issued to Dr. Oliver Hilsenrath.